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                                  WARRANT AGREEMENT

                            Dated as of December 24, 1997

                                    by and between

                              COLOR SPOT NURSERIES, INC.

                                         and

                      AMERICAN STOCK TRANSFER AND TRUST COMPANY,

                                   as Warrant Agent





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
                                  WARRANT AGREEMENT

                                  TABLE OF CONTENTS

                                                                        Page

SECTION 1. APPOINTMENT OF WARRANT AGENT.                                  2

SECTION 2. ISSUANCE OF WARRANTS.                                          2

SECTION 3. WARRANT CERTIFICATES.                                          2

SECTION 4. EXECUTION OF WARRANT CERTIFICATES.                             3

SECTION 5. LEGENDING OF WARRANTS.                                         3

SECTION 6. REGISTRATION AND COUNTERSIGNATURE.                             4

SECTION 7. REGISTRATION OF TRANSFERS AND EXCHANGES.                       4

SECTION 8. TERMS OF WARRANTS; EXERCISE OF WARRANTS.                       6

SECTION 9. REPORTS.                                                       9

SECTION 10. PAYMENT OF TAXES.                                             9

SECTION 11. MUTILATED OR MISSING WARRANT CERTIFICATES.                    9

SECTION 12. RESERVATION OF WARRANT SHARES.                                9

SECTION 13. OBTAINING STOCK EXCHANGE LISTINGS.                           10

SECTION 14. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT
            SHARES ISSUABLE.                                             10

SECTION 15. NO DILUTION OR IMPAIRMENT.                                   18

SECTION 16. FRACTIONAL INTERESTS.                                        18

SECTION 17. NOTICES TO WARRANT HOLDERS.                                  19


                                   i
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SECTION 18. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.    20

SECTION 19. WARRANT AGENT.                                               21

SECTION 20. REGISTRATION RIGHTS.                                         22

SECTION 21. HOLDERS' RIGHTS.                                             35

SECTION 22. CHANGE OF WARRANT AGENT.                                     36

SECTION 23. NOTICES TO THE COMPANY AND WARRANT AGENT.                    37

SECTION 24. SUPPLEMENTS AND AMENDMENTS.                                  38

SECTION 25. SUCCESSORS.                                                  38

SECTION 26. TERMINATION.                                                 38

SECTION 27. GOVERNING LAW; JURISDICTION.                                 39

SECTION 28. BENEFITS OF THIS AGREEMENT.                                  39

SECTION 29. COUNTERPARTS.                                                39

SECTION 30. FURTHER ASSURANCES.                                          39


                                   ii



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          WARRANT AGREEMENT, dated as of December 24, 1997, between Color
Spot Nurseries, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent").

          WHEREAS, the Company has entered into an underwriting agreement (the "UNDERWRITING AGREEMENT"), dated December 22, 1997 with BT Alex. Brown Incorporated (the "UNDERWRITER") in which the Company has agreed to sell to the Underwriter $40,000,000 aggregate principal amount of units (the "UNITS"), consisting of 40,000 shares of the Company's __% Series A Cumulative Preferred Stock (the "PREFERRED STOCK") and 825,000 warrants, as hereinafter described (the "WARRANTS"), to purchase up to an aggregate of 825,000 shares of common stock, par value $0.001 per share (the "COMMON STOCK"), of the Company (the Common Stock issuable upon exercise of the Warrants being referred to herein as the "WARRANT SHARES"). The Preferred Stock will be governed by the Company's Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions relating to the Preferred Stock (the "CERTIFICATE OF DESIGNATION"). The transfer agent for the Preferred Stock will be American Stock Transfer and Trust Company (the "TRANSFER AGENT") unless and until a successor is selected by the Company pursuant to the Certificate of Designation. Each Unit shall consist of one share of Preferred Stock and 20.625 Warrants. Each Warrant entitles the holder of the Warrant upon exercise to receive from the Company, as adjusted as provided herein, one fully paid and nonassessable share of Common Stock of the Company in exchange for the Exercise Price (as defined in Exhibit A hereto), as provided herein;

          WHEREAS, the Warrants and the Preferred Stock will be sold in units and shall be immediately separately transferable; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as hereinafter defined) and other matters as provided herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2. ISSUANCE OF WARRANTS. Warrants shall be originally issued in connection with the issuance of the Units and shall be immediately separately transferable from the Preferred Stock.

          SECTION 3. WARRANT CERTIFICATES. The Warrants will be issued in global form (the "GLOBAL WARRANTS"), substantially in the form of Exhibit A (including the text accompanying footnotes 1 and 2 thereto but excluding such footnotes), and in definitive form (the "DEFINITIVE WARRANTS"), substantially in the form of Exhibit A (not including footnotes 1 and 2 thereto or the text accompanying such footnotes). Each Definitive Warrant shall represent such of the outstanding Warrants as shall be specified therein and each Global Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the depositary with respect to the Global Warrants (the "DEPOSITARY") in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Company and the Warrant Agent. Upon request, a holder may receive from the Depositary and the Warrant Agent separate Definitive Warrants as set forth in Section 7 below. Any certificates (the "WARRANT CERTIFICATES") evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

          SECTION 4. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Vice President and Secretary or an Assistant Secretary. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Vice President and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or Vice President and Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

          SECTION 5.  LEGENDING OF WARRANTS.

          Upon original issuance, the Warrant Certificates will bear the following legend (the "WARRANT LEGEND"):

     THE COMMON STOCK, PAR VALUE $0.001, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES

ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (ii) THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          SECTION 6. REGISTRATION AND COUNTERSIGNATURE. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

          Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, Chief Executive Officer, President, Vice President or the Chief Financial Officer of the Company, initially countersign and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          The Company and the Warrant Agent may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          SECTION 7.  REGISTRATION OF TRANSFERS AND EXCHANGES.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE WARRANTS. When Definitive Warrants are presented to the Warrant Agent with a request:

    (i)   to register the transfer of the Definitive Warrants; or

    (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing. Upon any such registration of

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transfer, a new Definitive Warrant shall be issued to the transferee(s) and the surrendered Definitive Warrant shall be cancelled by the Warrant Agent. Cancelled Definitive Warrants shall thereafter be disposed of in a manner satisfactory to the Company.

          (b) EXCHANGE OR TRANSFER OF A DEFINITIVE WARRANT FOR A BENEFICIAL INTEREST IN A GLOBAL WARRANT. A Definitive Warrant may be exchanged for a beneficial interest in a Global Warrant upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the number of Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrants are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants and Warrant Shares.

          (c) TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

          (d) EXCHANGE OF A BENEFICIAL INTEREST IN A GLOBAL WARRANT FOR A DEFINITIVE WARRANT.

    (i) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant.
Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant then the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant to be reduced and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee a Definitive Warrant.

    (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 7(d) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 7), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the

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Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) COUNTERSIGNING OF DEFINITIVE WARRANTS IN ABSENCE OF DEPOSITARY. If at any time:

    (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within 90 days after delivery of such notice; or

    (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by two officers of the Company, shall countersign and deliver Definitive Warrants, in an aggregate number equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants.

          (g) CANCELLATION OF GLOBAL WARRANT. At such time as all beneficial interests in Global Warrants have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, all Global Warrants shall be returned to or retained and cancelled by the Warrant Agent.

          (h)  OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF WARRANTS.

    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 6 and this Section 7, Definitive Warrants and Global Warrants as required pursuant to the provisions of this
Section 7.

    (ii) All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

    (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

    (iv) No service charge shall be made to a holder for any registration, transfer or exchange.

          SECTION 8. TERMS OF WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised until 5:00 p.m.,

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New York, New York time on December 15, 2008 (the "EXPIRATION DATE"), to exercise each Warrant and receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares; PROVIDED, HOWEVER, that no Warrant holder shall be entitled to exercise such holder's Warrants at any time unless, at the time of exercise, (i) a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the Warrant Shares has been filed with, and declared effective by, the Securities and Exchange Commission (the "SEC"), and no stop order suspending the effectiveness of such registration statement has been issued by the SEC or
(ii) the issuance of the Warrant Shares is permitted pursuant to an exemption from the registration requirements of the Securities Act. Each Warrant, when exercised, will entitle the holder thereof to purchase one fully paid and nonassessable share of Common Stock at the Exercise Price. In the absence of an exercise the Warrants will be automatically deemed to have been exercised immediately before 5:00 p.m. on the Expiration Date with payment of the Exercise Price pursuant to clause (A) in the next succeeding paragraph. No adjustments as to dividends will be made upon exercise of the Warrants.

          The Warrants may be exercised by surrendering to the Warrant Agent the Warrant Certificates evidencing the Warrants to be exercised with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made (A) by tendering Warrants having a fair market value equal to the Exercise Price, (B) in the form of cash or by certified or official bank check payable to the order of the Company or (C) by any combination of Warrants and cash. For purposes of clause (A) above, the fair market value of the Warrants shall be determined as follows: (A) if the Common Stock is publicly traded and listed on the Nasdaq National Market or a national securities exchange, the fair market value shall be equal to the number of shares represented by such Warrant multiplied by the greater of (1) the difference between (a) the average closing price as quoted on the Nasdaq National Market of the Common Stock for each of the ten trading days immediately prior to the exercise date (or, if the Common Stock is listed on a national securities exchange, the average closing price as reported on such national securities exchange during such ten trading day period) and (b) the Exercise Price, and (2) zero; or (B) if the Common Stock is not publicly traded, or otherwise is not listed on a national securities exchange, the fair market value of the Warrants shall be equal to the value per share as determined in good faith by the Board of Directors of the Company (the "BOARD OF DIRECTORS").

          In the event that Warrants are surrendered by a Warrant holder in payment of the Exercise Price, the Warrant Agent shall notify the Company of such, which notice shall also include the amount of the Exercise Price and the amount of cash, if any, received by the Warrant Agent as partial payment of the Exercise Price. Within a reasonable time of receiving such notice, the Company shall advise the Warrant Agent whether the Warrant Agent has received payment in full of the Exercise Price.

          Subject to the provisions of Section 10 hereof, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash, if any, as provided in Section 16 hereof; PROVIDED, HOWEVER, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection (j) of Section 14 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Successor (as hereinafter defined), the Company or the Warrant Agent, as applicable, shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash, if any, as provided in Section 16 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price. No fractional shares shall be issued upon exercise of any Warrants in accordance with
Section 16 hereof. The Company will pay to the holder of the Warrant at the time of exercise an amount in cash equal to the current market value of any such fractional share of Common Stock less a corresponding fraction of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (in whole shares) and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of
Section 4 of this Agreement, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall be held by the Warrant Agent until termination of its duties hereunder, at which time it shall deliver such cancelled Warrants to any successor Warrant Agent, if applicable, otherwise to the Company. Upon receipt by the Company, such cancelled Warrant Certificates shall then be disposed of by the Company in accordance with applicable law. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          All certificates representing Warrant Shares issued in a transaction exempt from registration under the Securities Act pursuant to
Section 4(2) thereof shall bear the following legend (provided that if no legend is required none shall be placed on the Warrant Shares):

          THIS SECURITY MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 9. REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any Warrants are outstanding, the Company shall furnish to the Warrant Agent and mail to the holders of Warrants within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company is not required or shall cease to be required to file SEC Reports, pursuant to the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing). In the event the Company is not required or shall cease to be required to file SEC Reports and the Commission will not accept the filing of SEC Reports, so long as any Warrants are outstanding, the Company will furnish copies of such SEC Reports to the holders of Warrants at the time the Company is required to make such information available to investors who request it in writing.

          SECTION 10. PAYMENT OF TAXES. No service charge shall be made to any holder of a Warrant for any exercise, exchange or registration of transfer of Warrant Certificates, and the Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 11. MUTILATED OR MISSING WARRANT CERTIFICATES. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity and security therefor, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 12. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or the transfer agent for the Common Stock (the "COMMON STOCK TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase represented by the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Common Stock Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Common Stock Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Common Stock Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 16 hereof. The Company will furnish such Common Stock Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 17 hereof.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will be, upon payment of the Exercise Price and issuance thereof, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          SECTION 13. OBTAINING STOCK EXCHANGE LISTINGS. The Company shall also from time to time take all action necessary so that the Warrant Shares, promptly upon their issuance upon the exercise of Warrants, will be listed on the Nasdaq National Market or such other principal securities exchanges, interdealer quotation systems and markets within the United States of America, if any, on which other shares of Common Stock are then listed or quoted.

          SECTION 14. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 14.
 For purposes of this Section 14, "COMMON STOCK" means the Common Stock and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          (a)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

          If the Company:

     (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

     (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

     (v) issues by reclassification of its Common Stock any shares of its capital stock,

then the Exercise Price and the number and kind of shares of capital stock of the Company issuable upon the exercise of a Warrant (as in effect immediately prior to such action) shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of a Warrant upon exercise may receive shares of two or more classes or series of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes or series of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class or series of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 14.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  ADJUSTMENT FOR RIGHTS ISSUE.

          If the Company distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at a price per share (or with an initial conversion, exchange or exercise price) less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the following formula:

                              O + N x P
                                  -----
                 E'  =  E  x      M
                              -----
                              O  +  N
where:

          E' = the adjusted Exercise Price.

          E  = the current Exercise Price.

          O = the number of shares of Common Stock outstanding on the record date.

          N  = the number of additional shares of Common Stock offered.

          P  = the offering price per share of the additional shares.

          M = the current market price per share of Common Stock on the record date.

          The adjustment pursuant to this subsection (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c)  ADJUSTMENT FOR OTHER DISTRIBUTIONS.

          If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt securities, preferred stock or any rights or warrants to purchase debt securities, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the following formula:

                        E'  =  E  x  M - F
                                     -----
                                     M
where:

          E' = the adjusted Exercise Price.

          E  = the current Exercise Price.

     M = the current market price per share of Common Stock on the record date mentioned below.

     F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value.

          The adjustment pursuant to this subsection (c) shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          Notwithstanding the foregoing, if "F" in the above formula equals or exceeds "M" in the above formula, then "M" in the above formula shall be equal to the fair market value per share of the Common Stock on the record date as determined in good faith by the Board of Directors and described in a Board resolution which shall be filed with the Warrant Agent.

          This subsection (c) does not apply to rights, options or warrants referred to in subsection (b) of this Section 14.

          (d)  ADJUSTMENT FOR COMMON STOCK ISSUE.

          If the Company issues after the date hereof shares of Common Stock or securities convertible into or exercisable for Common Stock ("Convertible Securities") to KSCN Acquisition Company and its Affiliates, Kolhberg & Company, LLC and its Affiliates, Michael F. Vukelich and his Affiliates, or any other Affiliates of the Company (other than options outstanding on the date hereof), for a consideration per share less than the current market price per share of Common Stock on the date the Company fixes the offering, conversion or exercise price of such additional shares, the Exercise Price shall be adjusted in accordance with the following formula:

                                         P
                                         -
                       E' = x    O   +   M
                               -----------
                                     A

where:

     E' = the adjusted Exercise Price.

     E  = the then current Exercise Price.

     O = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional securities.

     P = the aggregate consideration received for the issuance of such additional securities.

     M = the current market price per share of Common Stock on the date of issuance of such additional securities.

     A = the number of shares of Common Stock outstanding immediately after the issuance of such additional securities, assuming conversion or exercise thereof if applicable.

Affiliate shall mean, with respect to any specified person, any other person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person.

          The Exercise Price shall be adjusted as provided in this subsection
(d) on the basis that (1) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of such issuance or sale and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities. For the purposes of this subsection, the adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance; PROVIDED, HOWEVER, that no further adjustment of the Exercise Price shall be made upon the actual issuance of Common Stock upon conversion or exchange of Convertible Securities. In the event any of the Convertible Securities are not converted prior to redemption or maturity, and an adjustment was made with respect to the conversion or exchange of such Convertible Securities, then a subsequent readjustment shall be effected to give effect to only those shares of Common Stock actually issued upon conversion or exercise.

          For purposes of this subsection (d), the consideration received or receivable by the Company for the issuance or sale of additional shares of Common Stock, stock purchase rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

               (i) In the case of securities or other property, at the lesser of (1) the current market price of the security for which such consideration was received, and (2) the fair market value of such consideration (in both cases as of the date immediately preceding the issuance or sale in question).

               (ii) In the event additional shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (i) above) shall be allocable to such additional shares of Common Stock as determined in good faith by the Board of Directors.

               (iii) In case any stock purchase rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the stock purchase rights or Convertible Securities, an allocation between the components will be determined in good faith by the Board of Directors.

               (iv) The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any stock purchase rights or Convertible Securities shall be determined by dividing (1) the total consideration, if any, received or receivable by the Company as consideration for the granting of such stock purchase rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such stock purchase rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any accrued interest, dividends, or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company, by (2) the maximum number of shares of Common Stock issuable upon the exercise of such stock purchase rights or upon the conversion or exchange of all such Convertible Securities.

          (e)  CURRENT MARKET PRICE.

          In subsections (b), (c) and (d) of this Section 14 and in Section 16 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 10 trading days commencing immediately prior to the date in question. The "QUOTED PRICE" of the Common Stock is the closing price of the Common Stock as reported by the Nasdaq National Market or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if not so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Board of Directors shall determine the current market price on such basis as it in good faith considers appropriate.

          (f)  WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED.

          No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 14 shall be made to the nearest 1/1000th of a cent or to the nearest 1/1000th of a share, as the case may be.

          (g)  WHEN NO ADJUSTMENT REQUIRED.

          No adjustment need be made for a transaction referred to in subsections (a), (b) or (c) of this Section 14 if Warrant holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for rights to purchase Common Stock pursuant to any of the Company's plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value, or from par value to no par value, or from no par value to par value, of the Common Stock.

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          Notwithstanding any other provision of this Section 14, if an adjustment to the Exercise Price would reduce the Exercise Price below the then par value per share of the Common Stock, then the Company shall prior to such adjustment to the Exercise Price reduce the par value per share of the Common Stock so that the Exercise after such adjustment would exceed the par value per share of Common Stock. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

          (h)  NOTICE OF ADJUSTMENT.

          Whenever the Exercise Price or the number of Warrants issuable upon exercise of each Warrant is adjusted, the Company shall provide the notices required by Section 17 hereof.

          (i)  NOTICE OF CERTAIN TRANSACTIONS.

          If:

    (i) The Company takes any action that would require an adjustment in the Exercise Price pursuant to subsections (a), (b), (c) or (d) of this
          Section 14 and if the Company does not arrange for and provide notice to Warrant holders to participate pursuant to subsection (g) of this Section 14;

    (ii) The Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (j) of this Section 14; or

    (iii) there is a liquidation or dissolution of the Company,

the Company shall mail to Warrant holders and the Warrant Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (j)  REORGANIZATION OF THE COMPANY.

               (1) If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the record date (or, if none, the effective date) of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made (any such person, the "Successor"), shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
     Section 14. The Successor shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

               (2) If this subsection (j) applies, subsections (a), (b), (c) and (d) of this Section 14 do not apply.

          (k)  WARRANT AGENT'S DISCLAIMER.

          The Warrant Agent has no duty to determine when an adjustment under this Section 14 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under subsection (j) of this Section 14 are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 14.

          (l)  WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED.

          In any case in which this Section 14 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 16 hereof; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (m)  ADJUSTMENT IN NUMBER OF SHARES.

          Upon each adjustment of the Exercise Price pursuant to this Section 14, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest thousandth) obtained from the following formula:

                        N'  =  N  x  E
                                    --
                                    E'
where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N = the number of Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' = the adjusted Exercise Price.

          E  = the Exercise Price prior to adjustment.

          (n)  FORM OF WARRANTS.

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 15. NO DILUTION OR IMPAIRMENT. (a) If any event shall occur as to which the provisions of Section 14 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such Section 14, then, in each such case, the Company shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in the Company or any of its subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of the Company or any of its subsidiaries, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 14, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holders of the Warrants and shall make the adjustments described therein.

          (b) The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company (1) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrants from time to time outstanding and (2) will not take any action which results in any adjustment of the Exercise Price if the total number of Warrant Shares issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purposes of issue upon such exercise. A consolidation, merger, reorganization or transfer of assets involving the Company covered by Section 14(j) shall not be prohibited by or require any adjustment under this Section 15.

          SECTION 16. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 16, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall notify the Warrant Agent in writing of the amount to be paid in lieu of the fraction of a Warrant Share and concurrently pay or provide to the Warrant Agent for payment to the Warrant holder an amount in cash equal to the product of (i) such fraction of a Warrant Share and (ii) the difference of the current market price of a share of Common Stock over the Exercise Price.

          SECTION 17. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price or the number of Warrant Shares issuable upon the exercise of each Warrant pursuant to Section 14 hereof, the Company shall within 15 days thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such registered holder's address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 17.

          In case:

          (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 14 hereof); or

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company or any subsidiary of the Company shall authorize a tender offer for all or any portion of the Common Stock;

          (f) a Change of Control (as defined in the Certificate of Designation) occurs; or

          (g) the Company proposes to take any action (other than actions of the character described in Section 14(a)) which would require an adjustment of the Exercise Price pursuant to Section 14;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 15 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 17 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, lease, dissolution, liquidation or winding up, or the vote upon any action.

          Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 18. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, PROVIDED that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          SECTION 19. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares of Common Stock, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound by any notice or demand, or any waiver, modification, termination or revision of this Agreement or any of the terms hereof, unless evidenced by a writing between the Company and the Warrant Agent.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement and the performance of its responsibilities hereunder, to reimburse the Warrant Agent for all expenses, taxes (including withholding taxes) and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution, delivery and performance of its responsibilities under this Agreement except as a result of its gross negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) Except as prohibited by law, the Warrant Agent, and any stockholder, director, officer or employee of the Warrant Agent, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          (j) In the absence of bad faith on its part, the Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Warrant Agreement. However, the Warrant Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

          (k) The Warrant Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person.

          SECTION 20 REGISTRATION RIGHTS.

          (a) PIGGY-BACK REGISTRATION. If at any time the Company shall determine to file a registration statement under the Securities Act relating to a proposed sale to the public of

Common Stock either for its own account or the account of a holder or holders (other than on Form S-8 or S-4 or any successor form), the Company shall:

               (1) promptly give to each holder of a Warrant or Warrant Share written notice thereof (which notice will include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws, the proposed offering price, and the plan of distribution);

               (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request or requests, made within 20 days after such written notice from the Company, by any holder or holders of Warrant Shares;

               (3) use its best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Warrant Shares requested to be included in the registration statement for such offering to be included on the same terms and conditions as the Common Stock included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver a written opinion to the holders of such Warrant Shares that marketing considerations require a limitation on the number of shares of Common Stock offered pursuant to any registration statement subject to this Section 20(a), then subject to the advice of said managing underwriter or underwriters as to the size and composition of the offering, the Company will include Common Stock in such registration in accordance with the following priorities: (i) first, Common Stock to be sold for the account of the Company; (ii) second, Common Stock to be sold for the account of any holder who has exercised demand registration rights, and (iii) third, pro rata with respect to all holders of Common Stock of the Company who have requested to be included in the registration pursuant to this Section or pursuant to other, analogous piggy-back registration provisions of other agreements, in proportion to the number of shares each such holder requested to be included in the offering pursuant to their piggy-back rights. The Company will bear all Registration Expenses (as hereinafter defined) in connection with a piggy-back registration.

          Holders of Warrant Shares may exercise piggy-back registration rights under this Section at any time or from time to time.

          (b)  DEMAND REGISTRATION RIGHTS.

     (i) After the initial underwritten public offering of the Common Stock, when the Company receives from the holder(s) of 50% or more of the Warrant Shares outstanding which have registration rights under this Agreement, a written request that the Company effect a registration or qualification of such Warrant Shares (a "Demand Registration"), the Company will:

               (1) promptly give written notice of the proposed registration or qualification to all other holders of

     Warrants and Warrant Shares, which holders of Warrant Shares may request in writing within 10 days after receipt of such notice that the Warrant Shares held by them be included in such Demand Registration, and the number of Warrant Shares requested to be so included shall be deemed a part of such Demand Registration; and

               (2) as soon as practicable, use its best efforts to effect such registration or qualification (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as is reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Warrant Shares as is specified in such request; PROVIDED that the Company will not be obligated to effect more than two Demand Registrations pursuant to a request under this Section.

          Subject to the foregoing provisions, the Company will file a registration statement covering the Warrant Shares so requested to be registered as soon as practicable (which shall be on Form S-3, if available, unless the Company otherwise elects), but in any event within three months, after receipt of the request or requests of the initiating holders.

          Notwithstanding the foregoing, the Company will not be obligated to effect any Demand Registration within three months (in addition to the three months period in the preceding paragraph) after the effective date of a registration in which the holders of Warrant Shares were given piggyback rights pursuant to Section 20(a) and in which there was no reduction in the number of Warrant Shares requested to be included. The Company may postpone for up to three months (in addition to the three months period in the preceding paragraph) the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors reasonably determines in its good faith judgment that such Demand Registration would have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business), stock acquisition or any merger, consolidation, tender offer or similar transaction; provided that only one such Demand Registration may be so postponed.

     (ii) If the holder or holders of a majority in number of the Warrant Shares to be registered in a Demand Registration under this Section 20(b) so elect, the offering of such Warrant Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise the Company and the holders in writing that in their opinion the number of Warrant Shares requested to be included in such offering is sufficiently large so as to adversely affect the success of the offering, then the Company will include in such registration the maximum amount of Warrant Shares which in the opinion of such managing underwriter or underwriters can be sold without any such adverse effect. Subject to the advice of the managing underwriter or underwriters concerning the size and composition of the offering, the Company will include in such registration, first, Warrant Shares, allocated PRO RATA among such holders (based upon the number of Warrant Shares requested to be included in such Demand Registration). If all Warrant Shares requested to be sold are included therein, the Company may include other shares of Common Stock in such offering as determined by the Company.

     (iii)If any Demand Registration is to be in the form of an underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by the Company; PROVIDED that such investment bankers and managers must be reasonably satisfactory to the holders of a majority in number of the Warrant Shares to be included in such offering.

     (iv) A registration of Warrant Shares will not count as a Demand Registration (A) until it has become effective and has remained effective for 180 days or until all Warrant Shares included therein have been sold, if earlier, and (B) if any of the Warrant Shares requested to be included therein may not be included in such registration under the circumstances contemplated by Section 20(b)(ii). The Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it becomes effective.

          (c) RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF WARRANT SHARES. Each holder of Warrants or Warrant Shares whether or not its Warrant Shares are covered by a registration statement filed pursuant to Section 20(a) or (b) agrees not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the 90-day period following, the effective date of the registration statement for each underwritten offering made pursuant to such registration statement unless the Company and the managing underwriter otherwise agree in writing; provided that the foregoing provisions shall not apply to any transferee or successor of the holders of Warrants or Warrant Shares that (i) holds such securities without the registration rights of this Section 20 and such transferee or successor did not acquire such securities at any time from the date of filing of a registration statement by the Company, so long as the Company is actively seeking to have such registration statement declared effective, until 90 days after any such registration statement is effective, (ii) acquires such securities in a transaction pursuant to Rule 144 under the Securities Act, or (iii) acquires such securities in a transaction pursuant to a registration statement of the Company under Section 20(a) or (b) of this Agreement. The foregoing provisions shall not apply, however, to any holder of Warrant Shares if such holder is prevented by an applicable statute or regulation from entering into any such agreement.

          (d)  REGISTRATION PROCEDURES.

          In connection with the Company's registration obligations pursuant to
Section 20 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Common Stock in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

     (i) before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the holders of the Common Stock covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be made available for prior review by such holders and underwriters, and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto to which the holders of a majority in number of the Common Stock covered by such registration statement or the underwriters, if any, shall reasonably object; provided that in the event the Company seeks confidential treatment with the SEC for any document to be filed, the Company need not provide such document to any such holder unless such holder enters into an appropriate confidentiality agreement;

     (ii) prepare and file with the SEC such amendments and post-effective amendments to any registration statement, and such supplements to the prospectus, as may be reasonably requested by any holder of Common Stock or any underwriter of Common Stock or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or otherwise necessary to keep such registration statement effective for the applicable period and cause the prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

     (iii)notify the selling holders of Common Stock and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing,

               (1) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective,

               (2) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information,

               (3) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose,

               (4) if at any time the representations and warranties of the Company contemplated by paragraph (xiv) below cease to be true and correct,

               (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

               (6) of the existence of any fact which results in the registration statement, the prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

     (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

     (v) if reasonably requested by the managing underwriter or underwriters or a holder of Common Stock being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such necessary information as the managing underwriters or the holders of a majority in number of the Common Stock being sold reasonably request to have included therein relating to the plan of distribution with respect to such Common Stock, including, without limitation, information with respect to the amount of Common Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Common Stock to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

    (vi) at the request of any selling holder of Common Stock, furnish to such selling holder of Common Stock and each managing underwriter, without charge, at least one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

    (vii) deliver to each selling holder of Common Stock and the underwriters, if any, without charge, as many copies of the prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling holders of Common Stock and the underwriters, if any, in connection with the offering and sale of the Common Stock covered by the prospectus or any amendment or supplement thereto;

    (viii)prior to any public offering of Common Stock, register or qualify or cooperate with the selling holders of Common Stock, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Common Stock for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Common Stock covered by the registration statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (ix) cooperate with the selling holders of Common Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Common Stock to be sold and not bearing any restrictive legends; and enable such Common Stock to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Common Stock to the underwriters;

     (x) use its best efforts to cause the Common Stock covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof and the underwriters, if any, to consummate the disposition of such Common Stock;

     (xi) if any fact contemplated by paragraph (iii)(6) above shall exist, prepare a supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Common Stock, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

     (xii) cause all Common Stock covered by the registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, if requested by the holders of a majority in number of such Common Stock or by the managing underwriters, if any;

     (xiii) not later than the effective date of the applicable registration statement, provide a CUSIP number for all Common Stock and provide the applicable trustee(s) or transfer agent(s) with printed certificates for the Common Stock which are in a form eligible for deposit with the Depositary;

     (xiv) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Common Stock and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (1) make such representations and warranties to the holders of such Common Stock and the underwriters, if any, in form, scope and substance as are customarily made by issuers to underwriters in primary underwritten offerings;

               (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory in form, scope and substance to the managing underwriters, if any) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters;

               (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Common Stock and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

               (4) if an underwriting agreement is entered into, cause the same to set forth in full the indemnification provisions and procedures of
     Section 20(f) hereof (or such other substantially similar provisions and procedures as the underwriters shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

               (5) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Common Stock being sold and the managing underwriters, if any, to evidence compliance with paragraph (xi) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

The above shall be done at the effectiveness of such registration statement, each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by any selling holder in connection with the disposition of Common Stock pursuant to such registration statement, all in a manner consistent with customary industry practice;

     (xv) make available to a representative of the holders of a majority in number of the Common Stock, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by the sellers or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; PROVIDED that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order;

     (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earning statements satisfying the provisions of
            Section 11(a) of the Securities Act, no later than 30 days after the end of any 12-month period (or 45 or 90 days if the end of such 12-month period coincides with the end of a fiscal quarter or fiscal year, respectively, of the Company) (1) commencing at the end of any month in which Common Stock are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (2) beginning with the first month commencing after the effective date of the registration statement, which statements shall cover said 12-month periods; and

     (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

            The Company may require each seller of Common Stock as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

            Each holder of Warrants or Warrant Shares agrees by acquisition of such Warrants or Warrant Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (xi) above, such holder will forthwith discontinue disposition of Common Stock until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (xi) above, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period mentioned in Section 20(b)(iv) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Common Stock covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by paragraph
(xi) above or is advised in writing by the Company that the use of the prospectus may be resumed.

            (e)  REGISTRATION EXPENSES

     (i) All expenses incident to the Company's performance of or compliance with this Agreement will be paid by the Company, regardless whether the registration statement becomes effective, including, without limitation:

                 (1) all registration and filing fees (including, without limitation, with respect to filings required to be made with the NASD);

                 (2) fees and expenses of compliance with securities or blue sky laws (including, without limitation, fees and disbursements of one counsel for the selling holders in connection with blue sky qualifications of the Common Stock and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of Common Stock being sold may designate);

                 (3) printing (including, without limitation, expenses of printing or engraving certificates for the Common Stock in a form eligible for deposit with the Depositary and of printing prospectuses), messenger, telephone and delivery expenses;

                 (4) fees and disbursements of counsel for the Company and for the selling holders of the Common Stock (subject to the provisions of Section 20(e)(ii) hereof);

                 (5) fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                 (6) fees and expenses of other persons retained by the Company; and

                 (7) fees and expenses associated with any NASD filing required to be made in connection with the registration statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD

(all such expenses being herein called "Registration Expenses").

            The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company.

     (ii) In connection with each registration statement required hereunder, the Company will reimburse the holders of Common Stock being registered pursuant to such registration statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a legal opinion is required from more than one counsel by the terms of any underwriting agreement relating to the registered offering or if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company, provided that such selling holders shall use their best efforts to minimize any such conflict) chosen by the holders of a majority of such Common Stock.

            (f)  INDEMNIFICATION.

     (i) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each holder of Warrant Shares, its officers, directors, employees and agents and each person who controls such holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes hereinafter referred to as an "Indemnified Holder"), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Holder may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                 (1) Any untrue statement or alleged untrue statement of any material fact contained in (A) the registration statement originally filed with respect to the Warrant

     Shares or any amendment thereto or any preliminary prospectus or prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Warrant Shares under the securities or "Blue Sky" laws thereof or filed with the SEC or any securities association or securities exchange (each an "Application"); or

                 (2) The omission or alleged omission to state, in such registration statement or any amendment thereto, any preliminary prospectus or prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Indemnified Holders for any legal or other expenses incurred by the Indemnified Holders in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any preliminary prospectus or prospectus or any amendment or supplement thereto, or any Application in reliance upon and in conformity with written information furnished to the Company by the Indemnified Holders specifically for use therein; and PROVIDED, FURTHER, that the Company will not be liable to the Indemnified Holders with respect to any such untrue statement or omission made in any preliminary prospectus that is corrected in the prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Common Stock from the Indemnified Holder in reliance upon the preliminary prospectus but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Common Stock to such person in any case where such delivery of the prospectus (as so amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company not delivering a corrected prospectus to the Indemnified Holder. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld.

     (ii) INDEMNIFICATION BY HOLDER OF WARRANT SHARES. Each holder of Warrant Shares severally agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such holder, but only with respect to information relating to such holder furnished in writing by such holder expressly for use in any registration statement or prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a holder of Warrant Shares, such holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each holder by the preceding paragraph. In no event shall the liability of any selling holder of Warrant Shares hereunder be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Warrant Shares giving rise to such indemnification obligation.

            The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement or any amendment or supplement thereto, or any preliminary prospectus.

     (iii) NOTIFICATION. Promptly after receipt by an indemnified party under this Section 20(f) of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this
Section 20(f), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 20(f), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (i) or (ii) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (i) and (ii) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
(ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 20(f) for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the majority of the Indemnified Holders in the case of paragraph (i) of this
Section 20(f) or the Company in the case of paragraph (ii) of this Section 20(f), representing the indemnified parties under such paragraph (i) or paragraph (ii), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived in writing its rights under this Section 20(f), in which case the indemnified party may effect such a settlement without such consent.

     (iv)   CONTRIBUTION.  If the indemnification provided for in this
Section 20(f) is unavailable to an indemnified party under Section 20(f)(i) or Section 20(f)(ii) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 20(f)(i) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company and each holder of Warrant Shares agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Indemnified Holder or its affiliated Indemnified Holders and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnified Holder, or its affiliated Indemnified Holders, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (g) SUCCESSORS. The provisions of this Section 20 shall inure to the benefit of the successors and transferees of the holders of Warrants or Warrant Shares if such successor or transferee purchased such Warrants or Warrant Shares in a transaction exempt from registration under the Securities Act other than pursuant to Rule 144.

          SECTION 21.  HOLDERS' RIGHTS.

          The Holders of Warrants and Warrant Shares shall have the rights described under Section 21(a) and (b), provided that such rights shall terminate and be of no further force and effect upon consummation of the Company's initial public offering of its Common Stock under the Securities
Act:

          (a) PARTICIPATION RIGHTS. Not less than 30 days prior to any proposed transfer of Common Stock by KCSN Acquisition Company, L.P., a Delaware limited partnership ("KCSN"), or any Affiliate of KCSN (each, a "Stockholder"), such transferring Stockholder shall deliver to the holders of Warrants or Warrant Shares a written notice (the "Sale Notice") specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the proposed transfer. Each holder of Warrant Shares may elect to participate in the proposed transfer by delivering to the transferring Stockholder a written notice of such election within the 20-day period following delivery of the Sale Notice.

          If any holders of Warrant Shares elect to participate in such transfer, the transferring Stockholder and each such participating holder of Warrant Shares will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Common Stock equal to the product of (i) the quotient determined by dividing the percentage of the Common Stock then held by the transferring Stockholder or such participating holder of Warrant Shares, as the case may be, by the aggregate percentage of the Common Stock then held by the transferring Stockholder and all participating holders of Common Stock (including those participating outside of this Section 21), multiplied by (ii) the number of shares of Common Stock to be sold in such proposed transfer. For purposes of this Section 21(a), each participating holder of Common Stock shall be deemed to hold all shares of Common Stock acquirable pursuant to the exercise of options to purchase shares of Common Stock granted pursuant to the Company's 1997 Stock Option Plan ("Options") that are exercisable by the holder thereof on the date of determination or the conversion of the 8.0% Convertible Subordinated Notes (the "Notes") then held by such holder. The holders of Common Stock shall pay a pro rata portion of the transaction expenses associated with such transfer. This Section 21(a) shall not apply to transfers to Affiliates of KCSN (provided that such Affiliates shall continue to be bound by the terms of the Stockholders Agreement).

          (b) SALE OF THE COMPANY. If the holders of a majority of the Stockholders Shares (as defined below) held by KCSN, its Affiliates and their respective transferees ("Investor Stock") then outstanding approve the sale of the Company to any person who does not own in excess of 10% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 10% owner of Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 10% owner of Common Stock, whether by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding Common Stock or otherwise (an "Approved Sale"), the holders of Warrants and Warrant Shares shall consent to and raise no objections against such Approved Sale (including exercising any rights of appraisal) and shall take all necessary and desirable actions in their capacities as stockholders and warrantholders in connection with the consummation of such Approved Sale; provided that in connection with such Approved Sale the holders of Warrants or Warrant Shares shall not be required to make any representations or warranties about the Company. If the Approved Sale is structured as a sale of stock, the holders of Warrants shall agree to exercise all of their Warrants and to sell all of their Warrant Shares on the terms and conditions approved by the holders of a majority of the Investor Stock then outstanding. The obligations of the holders of Warrants and Warrant Shares with respect to any Approved Sale are subject to the condition that, upon the consummation of such Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option.

          "Stockholder Shares" means (i) all shares of Common Stock held or deemed to be held by KCSN, including all shares of Common Stock acquired pursuant to exercise of Options or conversion of Notes, and (ii) all shares of Common Stock or other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Stockholder Shares shall cease to be such when they have been sold (x) pursuant to a registered public offering under the Securities Act, or (y) to the public pursuant to Rule 144 under the Securities Act or any successor provision.

          SECTION 22. CHANGE OF WARRANT AGENT. If the Warrant Agent shall become incapable of acting as Warrant Agent or shall resign as provided below, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holders of a majority of Warrants, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent after the effective date of its resignation or after the date it becomes incapable of acting as Warrant Agent shall be carried out by the Company. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall, conditioned upon receiving a receipt therefore and a release from the Company of its obligations hereunder, deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

          The Warrant Agent may resign at any time and be discharged from the obligations hereby created by so notifying the Company in writing at least 30 days in advance of the proposed effective date of its resignation. If no successor Warrant Agent accepts the engagement hereunder by such time, the Company shall act as Warrant Agent and, at such time, the former Warrant Agent shall, conditioned upon receiving a receipt therefore and a release from the

Company of its obligations hereunder, deliver and transfer to the Company any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

          SECTION 23. NOTICES TO THE COMPANY AND WARRANT AGENT. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                          Color Spot Nurseries, Inc.
                          3478 Buskirk Avenue
                          Pleasant Hill, California  94523
                          Telecopier No.:  (510) 935-0799
                          Attention:  Chief Executive Officer

          with a copy to:

                          Brownstein Hyatt Farber & Strickland, P.C.
                          410 Seventeenth Street, 22nd Floor
                          Denver, Colorado  80202
                          Telecopier No.:  (303) 623-1956
                          Attention:  Steven S. Siegel, Esq.

          Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent at the Warrant Agent Office as follows:

                          American Stock Transfer and Trust Company
                          400 Wall Street
                          New York, New York  10005
                          Telecopier No.:  (718) 331-1852
                          Attention:  Michael Karfunkel

          Notice may also be given by facsimile transmission (effective when receipt is acknowledged) or by overnight delivery service (effective the next business day).

          SECTION 24. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the consent of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which, in either case, shall not in any way materially adversely affect the interests of the holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of holders of the Warrants or, in the case of Section 20, Warrant Shares shall require the written consent of registered holders of a majority of the then outstanding Warrants or, in the case of Section 20, Warrant Shares (excluding Warrants and Warrant Shares held by the Company or any of its Affiliates). The consent of each holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than in accordance with Section 14, 15 or 16 hereof).

          SECTION 25. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder, including, without limitation, any Successor under Section 14(j) of this Agreement.

          SECTION 26. TERMINATION. This Agreement shall terminate on the earlier of (i) 5:00 p.m., New York, New York time on December 15, 2010 and
(ii) the date on which none of the Warrant Shares are entitled to the benefits of Section 20.

          SECTION 27. GOVERNING LAW; JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the internal laws of said State. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and any federal court located in such state in connection with any action, suit or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right of any holder of Warrants or Warrant Shares to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          SECTION 28. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

          SECTION 29. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 30. FURTHER ASSURANCES. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Warrant Agent such further documents and instruments and shall do and cause to be done such further acts as the Warrant Agent shall reasonably request (it being understood that the Warrant Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected hereunder.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       COLOR SPOT NURSERIES, INC.


                                       By:  /s/ Michael F. Vukelich
                                           -----------------------------------
                                            Michael F. Vukelich
                                            Chief Executive Officer

AMERICAN STOCK TRANSFER AND TRUST COMPANY


BY:         /s/ [ILLEGIBLE]
    -----------------------------------
          AUTHORIZED SIGNATORY

                       Form of Initial Warrant Certificate

                                                                      EXHIBIT A
                                     [Face]

          THE COMMON STOCK, PAR VALUE $0.001, OF THE COMPANY (THE "COMMON STOCK") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ANY APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS. ACCORDINGLY, NO WARRANT HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES") HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC OR (II) THE ISSUANCE OF THE WARRANT SHARES IS PERMITTED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No. _________                 Warrant Certificate            _________ Warrants

                           COLOR SPOT NURSERIES, INC.

          This Warrant Certificate certifies that _________, or its registered assigns, is the registered holder of Warrants expiring December 15, 2008 (the "WARRANTS"), to purchase shares of the common stock, par value $.001 (the "COMMON STOCK"), of Color Spot Nurseries, Inc., a Delaware corporation (the "COMPANY"). Each Warrant entitles the registered holder upon exercise at any time until 5:00 p.m. New York, New York time on December 15, 2008, to receive from the Company one fully paid and nonassessable share of Common Stock (the "WARRANT SHARES") at the initial exercise price (the "EXERCISE PRICE") of $.01 per share (A) by tendering Warrants having a fair market value equal to the Exercise Price, (B) in the form of cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price or (C) by any combination of Warrants and cash, equal to the exercise price, and upon surrender of this Warrant Certificate and such payment of the Exercise Price at the office or agency of the Warrant Agent (as hereinafter defined), but only subject to the conditions set forth herein and in the Warrant Agreement referred to below. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the warrant agreement (the "WARRANT AGREEMENT"), dated as of December 24, 1997, between the Company and American Stock Transfer and Trust Company, as warrant agent (the "WARRANT AGENT"). All capitalized terms not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York, New York Time on December 15, 2008 and to the extent not exercised by such time such Warrants shall automatically be deemed exercised by the tender of Warrants having a fair market value equal to the Exercise Price pursuant to the second paragraph of
Section 8 of the Warrant Agreement.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the following pages hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

          This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, Color Spot Nurseries, Inc. has caused this Warrant Certificate to be signed by its Secretary.

Dated: December 24, 1997
                                        COLOR SPOT NURSERIES, INC.


                                        By:
                                            ---------------------------------
                                            Karla D. Vukelich
                                            Secretary

Countersigned:

AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent


By:
     ------------------------------------
     Authorized Signatory

                             Form of Warrant Certificate
                                      [Reverse]

          [Unless and until it is exchanged in whole or in part for Warrants in definitive form, this Warrant may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC") (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company and the Warrant Agent. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 15, 2008 entitling the holder upon exercise to receive shares of Common Stock of the Company, and are issued or to be issued pursuant to the Warrant Agreement duly executed and delivered by the Company to the Warrant Agent, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

          Warrants may be exercised at any time until 5:00 p.m., New York, New York time on December 15, 2008. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price (A) by tendering Warrants having a fair market value equal to the Exercise Price, (B) in the form of cash or by certified or official bank check payable to the order of the Company in the amount of the Exercise Price or (C) by any combination of Warrants and cash, equal to the Exercise Price, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of

------------------------------

(1) This paragraph is to be included only if the Warrant is in global form.

Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          The Warrant Agreement provides that the Company shall be bound by certain registration obligations with respect to the Common Stock issuable upon exercise of the Warrants, as set forth in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                             Form of Election to Purchase

                      (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith (check item) tenders payment for such shares to the order of Color Spot Nurseries, Inc. in the amount of $_______ (the "PURCHASE PRICE") in accordance with the terms hereof.

     / / Warrants having a fair market value (as defined in the Warrant Agreement) equal to the Purchase Price.

     / / Cash or certified or official bank check payable to the order of the Company in an amount equal to the Purchase Price.

     / / (A) Warrants having a fair market value (as defined in the Warrant Agreement) and (B) cash, in an aggregate amount equal to the Purchase Price.

          The undersigned requests that a certificate for such shares be registered in the name of ____________________________, whose address is

_____________________________________ and that such shares be delivered to

__________________________ whose address is ______________________________.

          If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________________ , whose address is ___________________ , and that such Warrant Certificate be delivered to ______________ , whose address is

_______________________.


Date:________________________


                                        Your Signature: ______________________
                                        (Sign exactly as your name appears on
                                        the face of this Warrant)
Signature Guarantee:

                     SCHEDULE OF EXCHANGES OF GLOBAL WARRANTS (2)

The following exchanges of a part of this Global Warrant for definitive Warrants have been made:


                                                                       Number of Warrants in
                       Amount of decrease in   Amount of increase in   this Global Warrant
                       Number of Warrants in   Number of Warrants in   following such decrease   Signature of authorized
Date of Exchange       this Global Warrant     this Global Warrant     or increase               officer of Warrant Agent
-------------------------------------------------------------------------------------------------------------------------










---------------------------------
(2)       This is to be included only if the Warrant is in global form.